Exhibit h(5)


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                              AMENDED & RESTATED
                         FINANCIAL GUARANTEE AGREEMENT

                                      for

                    SMITH BARNEY CAPITAL PRESERVATION FUND




                                     among




                       SMITH BARNEY FUND MANAGEMENT LLC,




                             SMITH BARNEY TRUST II




                                      and




                          AMBAC ASSURANCE CORPORATION




                         Dated as of November 4, 2002














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




                               TABLE OF CONTENTS

                                                                                       Page

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01     General Definitions......................................................2
Section 1.02     Generic Terms...........................................................10


                                   ARTICLE II

                                   THE POLICY

Section 2.01     The Policy..............................................................10
Section 2.02     Procedure for Issuance..................................................11
Section 2.03     Conditions Precedent to Effectiveness...................................11
Section 2.04     Fees....................................................................13


                                  ARTICLE III

                             MANAGEMENT OF THE FUND

Section 3.01     General.................................................................14
Section 3.02     Permitted Fixed Income Investments......................................14
Section 3.03     Permitted Equity Investments............................................15
Section 3.04     Additional Portfolio Requirements.......................................17
Section 3.05     Allocation Between Fixed Income Portfolio and Equity Portfolio..........19
Section 3.06     Reports.................................................................20
Section 3.07     Cash....................................................................20
Section 3.08     Intent..................................................................20
Section 3.09     Article III Computations................................................21
Section 3.10     Transition Period.......................................................21


                                   ARTICLE IV

                                 TRIGGER EVENTS

Section 4.01     Trigger Events..........................................................21
Section 4.02     Defeasance Portfolio....................................................23



                                   ARTICLE V

                            Limitation of Liability

Section 5.01     Limitation of Liability of Adviser......................................23
Section 5.02     Limitations as to the Fund..............................................23


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01     Representations and Warranties of the Adviser...........................24
Section 6.02     Representations and Warranties of the Trust for itself and the Fund.....25


                                  ARTICLE VII

                                   COVENANTS

Section 7.01     Covenants of the Adviser................................................27
Section 7.02     Covenants of the Fund...................................................28


                                 ARTICLE VIII

                              FURTHER AGREEMENTS

Section 8.01     Reinsurance and Assignments.............................................29
Section 8.02     Fund Liability..........................................................29
Section 8.03     Liability of the Insurer................................................29


                                  ARTICLE IX

                                CONFIDENTIALITY

Section 9.01     Confidentiality.........................................................30
Section 9.02     Trading Information and Other Information...............................30
Section 9.03     Independent Verifier....................................................30


                                   ARTICLE X

                           THE INDEPENDENT VERIFIER

Section 10.01    Retention of Independent Verifier.......................................31
Section 10.02    Responsibilities of Independent Verifier................................31
Section 10.03    Adviser Cooperation.....................................................31



                                  ARTICLE XI

                                  TERMINATION

Section 11.01    Termination.............................................................31


                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.01    Amendments and Waivers..................................................31
Section 12.02    Notices.................................................................32
Section 12.03    No Waiver, Remedies and Severability....................................33
Section 12.04    Payments................................................................33
Section 12.05    Governing Law...........................................................34
Section 12.06    Submission to Jurisdiction, Waiver of Jury Trial........................34
Section 12.07    Counterparts............................................................34
Section 12.08    Paragraph Headings......................................................34
Section 12.09    Survival................................................................35
Section 12.10    Reliance on Information.................................................35
Section 12.11    Time of the Essence.....................................................35
Section 12.12    No Third-Party Rights...................................................35
Section 12.13    Further Assurances......................................................35
Section 12.14    Concerning Knowledge....................................................35
Section 12.15    No Additional Trust Created.............................................35
Section 12.16    Grace Period............................................................35




Exhibit A        Form of Financial Guarantee Insurance Policy
Exhibit B        Form of Direction and Undertaking Regarding Remedies

Schedule 1       Form of Daily Report
Schedule 2       Litigation Disclosure
Schedule 3       Notice Procedures


                             AMENDED AND RESTATED
                         FINANCIAL GUARANTEE AGREEMENT

     AMENDED & RESTATED FINANCIAL GUARANTEE AGREEMENT, dated as of November 4, 2002 (the "Agreement"), among AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance company (the "Insurer"), SMITH BARNEY FUND MANAGEMENT LLC, a Delaware limited liability company (the "Adviser"), and SMITH BARNEY TRUST II, a Massachusetts business trust (the "Trust"), on behalf of its series SMITH BARNEY CAPITAL PRESERVATION FUND (the "Fund").

                             W I T N E S S E T H:

     WHEREAS, the Insurer, the Adviser and the Trust, on behalf of the Fund have entered into a Financial Guarantee Agreement, dated as of March 29, 2002 (the "Original Agreement"), as modified by a waiver letter dated May 6, 2002 and as amended by Amendment No. 1 thereto, dated as of May 13, 2002, Amendment No. 2 thereto, effective as of 3:59 p.m. (Eastern Time) on July 24, 2002, and Amendment No. 3 thereto, dated as of August 12, 2002 (the Original Agreement, as so modified and amended, the "Existing Agreement"); and

     WHEREAS, the Trust is an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Fund, a series of the Trust, makes certain guarantees to the shareholders of the Fund (the "Shareholders"); and

     WHEREAS, the Insurer issued a financial guarantee insurance policy (the "Policy") to insure the Fund's obligation to pay the Guarantee Amount (as defined herein) to the Shareholders; and

     WHEREAS, on the date hereof the Insurer will issue financial guarantee insurance policy #SF0571BE, in the form of Exhibit A hereto, in substitution for financial guarantee insurance policy #SF0526BE to change the Beneficiary of the Policy from the Custodian to the Trust on behalf of the Fund; and

     WHEREAS, the Daily Report will be amended to conform to the amendments contained herein, in the form attached as Schedule 1 hereto; and

     WHEREAS, the parties desire to further amend the Existing Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, in both singular and plural form, as appropriate.

     "Act of Insolvency" means, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any government agency or authority having the jurisdiction to do so; (iii) the commencement of any such case or proceeding against such party, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 72 hours, (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party of such party's inability to pay its debts or discharge its obligations as they become due or mature, or (vi) any governmental authority or agency or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

     "Acts" means the Investment Company Act and the Securities Act.

     "Adverse Effect" means, (i) in respect of the Adviser, a material adverse effect upon (x) the ability of the Adviser to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (y) the rights of the Insurer under the Transaction Documents, and (ii) in respect of the Fund, a material adverse effect upon (x) the ability of the Fund to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (y) the rights of the Insurer under the Transaction Documents. An adverse effect on the binding nature, validity or enforceability of this Agreement or the Direction and Undertaking Regarding Remedies shall constitute an Adverse Effect. The determination of whether a particular set of circumstances would reasonably be expected to have an Adverse Effect includes a determination of both the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

     "Approved Index" means Standard & Poor's 500 SPX, Standard & Poor's 400 Midcap, and Russell 2000.

     "Bank Deposits" means any of the following having a maturity of not more than 183 days: demand and time deposits in, certificates of deposit of, and bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P, in the case of commercial paper and short-term obligations; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P.

     "BARRA Risk Model" means the BARRA Aegis Risk Model as updated from time to time by BARRA, Inc.

     "Benchmark Sector Weight" means, with respect to a Sector, the weighting of such Sector in the Equity Benchmark.

     "Bond Floor" has the meaning provided in Section 3.05(c).

     "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange is closed for business.

     "Cash" means legal tender of the United States.

     "Cash Equivalents" means Bank Deposits, Commercial Paper, and Repurchase Obligations.

     "Class of Shares" means each class of shares of beneficial interest of the Fund designated pursuant to the Declaration of Trust.

     "Commercial Paper" means commercial paper having a credit rating of at least "P-1" by Moody's and at least "A-1+" by S&P, either bearing interest or sold at a discount from the face amount thereof, having a maturity of not more than 183 days from the date of issuance, and issued by either (x) a corporation incorporated under the laws of the United States of America or any state thereof, or (y) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P.

     "Commission" means the United States Securities and Exchange Commission.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Covered Call" has the meaning provided in Section 3.03(c).

     "Covered Expenses" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement.

"Covered Expenses" shall not include Investment-Related Costs or extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

     "Custodian" means State Street Bank and Trust Company, as Custodian pursuant to the Custodian Agreement.

     "Custodian Agreement" means the Custodian Contract dated as of September 1, 1997 between the Trust (formerly known as Landmark Funds II) and the Custodian, as amended by the Amendment to Custodian Contract dated as of October 17, 2001, and as it may be further amended from time to time in accordance with this Agreement.

     "Daily Report" means a report in the form of the sample attached as
Schedule 1 hereto.

     "Declaration of Trust" means the Trust's Amended and Restated Declaration of Trust, dated as of September 28, 2001, as in effect from time to time.

     "Defeasance Portfolio" has the meaning provided in Section 4.02.

     "Delta" means (i) with respect to an Equity Security, the meaning provided in Section 3.03(a)(iv); (ii) with respect to an Equity Futures Position, the meaning provided in Section 3.03(b)(ii); and (iii) with respect to an Equity Option, the meaning provided in Section 3.03(c)(C).

     "Designated Account" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

     "Direction and Undertaking Regarding Remedies" means the direction from the Board of Trustees of the Trust to the Custodian substantially in the form of Exhibit B.

     "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or an Investment-Related Cost, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment. For the avoidance of doubt, payments of expenses that are not Covered Expenses or Investment-Related Costs, specifically including Income Taxes and extraordinary expenses, are treated as Distributions Per Share for purposes of determining the Guarantee per Share, but such payments can not be reinvested and no Shares shall be issued in respect of such payments.

     "Equity Benchmark" means the S&P 500 Index.

     "Equity Call" has the meaning provided in Section 3.03(c).

     "Equity Exposure" means, with respect to each Equity Investment (other than Covered Calls), the product of its Notional Value and its Delta.

     "Equity Futures" has the meaning provided in Section 3.03(b).

     "Equity Option" has the meaning provided in Section 3.03(c).

     "Equity Portfolio" has the meaning provided in Section 3.03.

     "Equity Put" has the meaning provided in Section 3.03(c).

     "Equity Security" has the meaning provided in Section 3.03(a).

     "Equity Securities Portfolio" has the meaning provided in Section 3.03(a).

     "Expense Amount" has the meaning provided in Section 3.05(c).

     "Expense Limitation Agreement" means the Expense Limitation Agreement dated as of the Original Effective Date, between the Adviser and the Trust on behalf of the Fund as amended from time to time in accordance with this Agreement.

     "Fixed Income Derivative" has the meaning provided in Section 3.02(c).

     "Fixed Income Future" has the meaning provided in Section 3.02(b).

     "Fixed Income Investment" has the meaning provided in Section 3.02.

     "Fixed Income Portfolio" has the meaning provided in Section 3.02.

     "Fixed Income Security" has the meaning provided in Section 3.02(a).

     "Fixed Income Weighted Average Duration" means, at any time, the weighted average duration by Notional Value of the Fixed Income Portfolio.

     "Fund" has the meaning set forth in the preamble.

     "Fund Accounting Agent" means State Street Bank and Trust Company, as Fund Accounting Agent.

     "Fund Value" means, at any time, (x) the sum of the Market Value of the Equity Portfolio and the Market Value of the Fixed Income Portfolio, plus (y) all other assets of the Fund (such as dividends, interest and other receivables), minus (z) all accrued and unpaid liabilities of the Fund.

     "Gap Risk" shall have the meaning set forth in Section 3.05(a).

     "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

     "Guarantee" means the guarantee dated as of the Original Effective Date by the Fund in favor of the Shareholders.

     "Guarantee Amount" means, as of any date, the sum of (i) the product of
(x) the Guarantee per Share applicable to the Class A Shares as of such date and (y) the number of Class A Shares outstanding as of such date; (ii) the product of (x) the Guarantee per Share applicable to the Class B Shares as of such date and (y) the number of Class B Shares outstanding as of such date; and
(iii) the product of (x) the Guarantee per Share applicable to the Class L Shares as of such date and (y) the number of Class L Shares outstanding as of such date.

     "Guarantee Maturity Date" means the date that is five years after the Inception Date, but if that date is not a Business Day, the Guarantee Maturity Date shall be the first Business Day thereafter.

     "Guarantee per Share" means, with respect to any Class of Shares, (i) the NAV for such Class of Shares at the close of business on the Transition Date and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

     "Guarantee Period" means the period commencing on and including the Inception Date to and including the Guarantee Maturity Date.

     "Inception Date" means the second Business Day after the end of the Offering Period.

     "Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

     "Indemnification Agreement" means the Indemnification Agreement dated as of the Original Effective Date among the Insurer, the Adviser, the Trust and Salomon Smith Barney Inc.

     "Independent Verification Report" has the meaning provided in Section
10.02.

     "Independent Verifier" means the accounting firm of nationally-recognized standing selected in accordance with Section 10.01.

     "Independent Verifier Agreement" means the agreement between the Adviser and the Independent Verifier pursuant to which the Independent Verifier performs the services contemplated by Section 10.02.

     "Interest Rate Swaps" means plain vanilla interest rate swaps with counterparties that are rated at least Aa3 by Moody's and AA- by S&P which are documented on ISDA documentation (as appropriately modified to comply with applicable provisions of the Investment Company Act and as is customary in the fund industry), use commercially reasonable terms consistent with market practice, require delivery of collateral pursuant to a credit support annex with threshold amounts no greater than $10,000,000, provide for termination at market or assignment at market upon counterparty downgrade below Aa3 or AA-, and are a swap of a fixed rate for LIBOR in respect of a constant notional amount, regardless of whether the Fund is the payor of the fixed rate or the floating rate.

     "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Investment Company Act" has the meaning provided in the recitals.

     "Investment Management Agreement" means the Management Agreement dated as of the Original Effective Date between the Trust and the Adviser with respect to the Fund.

     "Investment-Related Costs" means interest, taxes (other than Income Taxes), brokerage commissions, transaction fees and other investment-related costs.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien or security interest (statutory or other) of any kind or nature whatsoever.

     "Litigation Event" means, with respect to the Adviser or the Fund, as applicable, the submission of any claim or the commencement of any proceedings by or against such party in any Federal, state or local court or before any governmental body or agency, or before any arbitrator, or the overt threat of any such proceedings, which, if adversely determined, would reasonably be expected to have an Adverse Effect with respect to such party.

     "Loans for Temporary or Emergency Purposes" means loans that are outstanding for not more than 60 days in an aggregate amount not exceeding five percent of the value of the total assets of the Fund at the time the loans are borrowed, in conformity with Section 18(g) of the Investment Company Act.

     "Market Value" has (i) with respect to a Fixed Income Security, the meaning provided in Section 3.02(a)(i); (ii) with respect to a Fixed Income Derivative, the meaning provided in Section 3.02(c)(i); (iii) with respect to an Equity Security, the meaning provided in Section 3.03(a)(i); and (iv) with respect to an Equity Option, the meaning provided in Section 3.03(c)(A).

     "Moody's" means Moody's Investors Service, Inc.

     "NAV" means, with respect to any Class of Shares of the Fund, (a) on the Transition Date, the net asset value per share of such Class of Shares established by the Fund for such date and (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of

Shares at such time. The assets, income, gain, loss, expenses and liabilities (other than those expenses and liabilities relating specifically to a Class of Shares) of the Fund shall be allocated to each Class of Shares of the Fund on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

     "Notional Value" means (i) with respect to a Fixed Income Security, the meaning provided in Section 3.02(a)(ii); (ii) with respect to a Fixed Income Future, the meaning provided in Section 3.02(b)(i); (iii) with respect to a Fixed Income Derivative, the meaning provided in Section 3.02(c)(ii); (iv) with respect to an Equity Security, the meaning provided in Section 3.03(a)(iii);
(v) with respect to an Equity Future, the meaning provided in Section 3.03(b)(i); and (vi) with respect to an Equity Option, the meaning provided in
Section 3.03(c)(B). For the avoidance of doubt, it is understood that "Notional Value" shall in all cases be a positive number.

     "NYSE" means the New York Stock Exchange.

     "Offering Period" means the period during which the shares of the Fund will be offered for sale to investors as described in the Prospectus relating to each Class of Shares.

     "Original Effective Date" means March 29, 2002.

     "Permitted Equity Futures" has the meaning provided in Section 3.03(b).

     "Permitted Equity Investments" has the meaning provided in Section 3.03.

     "Permitted Equity Option" has the meaning provided in Section 3.03(c).

     "Permitted Equity Securities" has the meaning provided in Section 3.03(a).

     "Permitted Fixed Income Derivatives" has the meaning provided in Section 3.02(c).

     "Permitted Fixed Income Futures" has the meaning provided in Section
3.02(b).

     "Permitted Fixed Income Investments" has the meaning provided in Section 3.02.

     "Permitted Fixed Income Securities" has the meaning provided in Section 3.02(a).

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

     "Policy" has the meaning provided in the recitals.

     "Portfolio Requirements" has the meaning provided in Section 3.01.

     "Premium Fee" has the meaning provided in Section 2.04.

     "Premium Payment Date" has the meaning provided in Section 2.04.

     "Prospectus" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time in accordance with this Agreement.

     "Protective Put" has the meaning provided in Section 3.03(c).

     "Purchased Call" has the meaning provided in Section 3.03(c).

     "Quoted Rate" means LIBOR (1 month, 3 month and 6 month), U.S. Treasury Obligations, Prime, Commercial Paper (30, 90, 180 days) and overnight Federal Funds.

     "Registration Statement" has the meaning provided in Section 2.03(a)(v).

     "Regulatory Change" means with respect to the Adviser or the Fund, as the case may be, any change in any law, regulation or rule, or interpretation thereof, by a Governmental Authority with respect to any statute to which such Party is subject (including, as applicable, the Investment Company Act and the Investment Advisers Act but excluding any statute of general application) which has resulted in or would reasonably be expected to result in an Adverse Effect with respect to such party.

     "Regulatory Event" means with respect to the Adviser or the Fund, as the case may be, any governmental or regulatory action that limits, suspends, or terminates the rights, privileges or operation of such Party which has resulted in or would reasonably be expected to result in an Adverse Effect.

     "Repurchase Obligations" means unleveraged repurchase obligations, with maturities of not more than 30 days, with respect to any U.S. Government Security entered into with a depository institution or trust company (acting as principal) that satisfies the criteria set forth in the definition of Bank Deposits or entered into with a corporation (acting as principal) incorporated under the laws of the United States of America or any state thereof whose obligations are rated at least "P-1" by Moody's and at least "A-1+" by S&P, in the case of short-term obligations or, in the case of long-term obligations, at least "Aa2" by Moody's and at least "AA" by S&P.

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing document of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Risk Reducing Trades" means any transaction the effect of which is to increase the percentage that represents Gap Risk. For the avoidance of doubt, a transaction that increases the Gap Risk from 22.0% to 22.5% is an example of a Risk Reducing Trade.

     "Sector" means each of the Sectors set forth in the Sector Classification System.

     "Sector Classification System" means the S&P Global Industry
Classification, which was selected by the Adviser pursuant to Section
2.03(b)(ix).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Officer" has the meaning provided in Section 12.14.

     "Shareholder" shall have the meaning provided in the recitals.

     "Shares" means shares of beneficial interest of any class of the Fund.

     "Synthetic Futures" has the meaning provided in Section 3.03(c).

     "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

     "Target Equity Exposure" has the meaning provided in Section 3.05(b).

     "Trade Date" has the meaning provided in Section 3.06(d).

     "Transaction Documents" means this Agreement, the Guarantee, the Policy, the Direction and Undertaking Regarding Remedies, the Indemnification Agreement, the Investment Management Agreement, the Custodian Agreement, the Independent Verifier Agreement (from and after its execution and delivery), the Establishment and Designations of Series and Classes pertaining to the Fund, the Expense Limitation Agreement and the Prospectus relating to each Class of Shares, as each may be amended, supplemented or otherwise modified from time to time.

     "Transition Date" means the Business Day after the end of the Offering Period.

     "Trigger Event" has the meaning provided in Section 4.01.

     "Unclassified Equity Securities" has the meaning provided in Section
3.04(c).

     "U.S. Government Securities" means (i) U.S. Treasury obligations, and (ii) debt obligations of the Federal Home Loan Mortgage Corp., the Federal National Mortgage Association, and the Government National Mortgage Association.

     Section 1.02 Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified.

                                  ARTICLE II

                                  THE POLICY

     Section 2.01 The Policy. The Insurer agrees to issue the Policy, subject to the conditions hereinafter set forth herein. The Policy shall (i) be issued on the Inception Date, and (ii) be substantially in the form of Exhibit A hereto. The proceeds of any drawing under the Policy shall be used solely to discharge the Fund's obligations in respect of the Guarantee.

     Section 2.02 Procedure for Issuance. Not later than 5:00 p.m. on the last day of the Offering Period the Trust shall deliver to the Insurer a notice specifying the expected Inception Date. On the Inception Date, the Trust shall deliver to the Insurer a notice showing the following, in each case as of the close of business on the Business Day immediately prior to the Inception Date:
(i) the NAV for each Class of Shares, and (ii) the number of issued and outstanding shares of each Class of Shares. The notice also shall certify that the conditions precedent in Sections 2.03(b)(i) and (ii) have been satisfied. The Insurer shall promptly (and in any event on the Inception Date) issue and deliver the Policy to the Custodian.

     Section 2.03 Conditions Precedent to Effectiveness.

     (a) The effectiveness of the Original Agreement was subject to the satisfaction of the following conditions:

         (i) Each Transaction Document (other than the Policy, the Prospectus and the Independent Verifier Agreement) shall be duly authorized, executed and delivered by each of the parties thereto and be in full force and effect and executed counterparts of each such Transaction Document shall have been delivered to the Insurer.

         (ii) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement on behalf of the Adviser and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement, and (B) a good standing certificate from the Delaware Secretary of State regarding the Adviser.

         (iii) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Trust authorized to sign this Agreement on behalf of the Trust, and certifying that attached thereto are true, complete and correct copies of its resolutions duly adopted by the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement, and (B) a copy of the Declaration of Trust certified as of a recent date by the Secretary of the Commonwealth of Massachusetts.

         (iv) The Adviser and the Fund shall have received a certificate of the Secretary or Assistant Secretary of the Insurer, dated as of the Effective Date, as to the incumbency and signature of the officers or employees of the Insurer authorized to sign this Agreement on behalf of the Insurer.

         (v) The Insurer shall have received a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, certifying that (A) amendments to the Trust's registration statement on Form N-1A with respect to each Class of Shares of the Fund (1) have been prepared by the Trust in conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, and (2) have been filed with the Commission under the Acts, (B) the most recent such amendment has become effective or has been declared effective by the Commission, (C) true and complete copies of such registration statement as amended with respect to the Fund to the Effective Date are attached thereto (the "Registration Statement"), excluding any exhibits thereto,
     (D) the Commission has not issued any order preventing or suspending the use of any preliminary prospectus relating to any Class of Shares and the Trust has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement, and (E) the Registration Statement and the Prospectus with respect to each Class of Shares of the Fund do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (vi) The Insurer shall have received the following legal opinions, in form and substance satisfactory to the Insurer, dated the Effective Date: the opinion of Bingham Dana LLP, counsel to the Fund; and the opinion of Christina T. Sydor, the General Counsel of the Adviser.

         (vii) The Adviser shall have received the following legal opinions, in form and substance satisfactory to the Adviser, dated the Effective Date: the opinion of Bingham Dana LLP, counsel to the Fund, and the opinion of Kevin Doyle, Managing Director and General Counsel of the Insurer.

         (viii) The Fund shall have received the following legal opinions, in form and substance satisfactory to the Adviser, dated the Effective Date:
     (A) the opinion of Kevin Doyle, Managing Director and General Counsel of the Insurer, and (B) the opinion of Christina T. Sydor the General Counsel of the Adviser.

         (ix) All proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Insurer, and the Insurer shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     (b) The obligation of the Insurer to issue the Policy was subject to the satisfaction of the following conditions on the Inception Date:

         (i) Each of the representations and warranties made by the Adviser and the Fund in this Agreement shall be true and correct in all material respects on and as of such date, and the Insurer shall have received a certification from each of the Adviser and the Fund to such effect as to the representations and warranties made by it.

         (ii) No Trigger Event shall have occurred.

         (iii) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

         (iv) No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents.

         (v) There shall not have been an Adverse Effect with respect to the Adviser or the Fund since the date of this Agreement.

         (vi) The Adviser shall have (a) retained an Independent Verifier as contemplated by Section 10.01, (b) prepared a form of Independent Verification Report covering such matters as the Adviser and the Insurer have agreed as contemplated by Section 10.02, (c) delivered to the Insurer a fully-executed copy of the Independent Verifier Agreement, and (d) delivered to the Insurer a certificate of an officer of the Adviser attesting to the due authorization, execution and delivery of the Independent Verifier Agreement by the Adviser.

         (vii) On the Inception Date, the Guarantee Amount shall not exceed $1,000,000,000. If, during the Offering Period, the Fund expects to receive subscriptions for its Shares which could result in such Guarantee Amount exceeding $1,000,000,000, then the Fund shall consult with the Insurer. If the Insurer agrees to increase such maximum amount in its sole discretion, this Agreement will be amended accordingly.

         (viii) The parties shall have provided the notice procedures contemplated by Section 12.02(b).

         (ix) The Adviser shall have selected the BARRA Risk Model or the S&P Global Industry Classification as the system to be used to perform the Sector diversification test set forth in Section 3.04(c).

     Section 2.04 Fees. In consideration of the issuance by the Insurer of the Policy, the Fund shall pay to the Insurer a fee in an amount equal to .75% per annum of the average daily net assets of the Fund during each calendar month in the Guarantee Period (the "Premium Fee"), payable monthly in arrears on the tenth Business Day of the following calendar month with a final payment on the Guarantee Maturity Date (each a "Premium Payment Date"). Premium Fees payable on each Premium Payment Date will be calculated based on a 365 or 366 day year for the actual number of days elapsed, and will be determined in accordance with the Fund's month end average net asset policy previously described to the Insurer (which policy shall not be modified without 30 days prior written notice to the Insurer). Notwithstanding the foregoing, in the event that the Fund's assets are required to be invested in a Defeasance Portfolio, the Premium Fee with respect to those assets comprising the Defeasance Portfolio shall be 0.55% per annum; provided, however, that the Premium Fee with respect to the amount, if any, of Fund Value in excess of 101% of the Bond Floor shall remain at .75% per annum.

                                  ARTICLE III

                            MANAGEMENT OF THE FUND

     Section 3.01 General. During the Guarantee Period the Fund shall not issue additional Shares except in connection with the reinvestment of dividends and distributions by the Fund to its Shareholders in respect of the Shares. Commencing on the Inception Date, the assets of the Fund shall be invested and reinvested only in U.S. Dollar-denominated investments in accordance with the provisions set forth in this Article III (collectively, the "Portfolio Requirements"). The Adviser shall fairly and objectively interpret the Portfolio Requirements, consistent with the intent thereof. The Adviser shall consult with the Insurer as to any requirement contained herein which, in the Adviser's reasonable opinion is not clear, including without limitation the permissibility or classification of any investment (including any types of investment that may be used in the market during the term of this Agreement that were not widely used as of the Original Effective Date), the valuation methodology applicable thereto, and the methodology used to calculate and report to the Insurer compliance with the Portfolio Requirements. The Adviser shall use reasonable efforts to manage the Fund such that the Fund Value remains at least equal to the Bond Floor.

     Section 3.02 Permitted Fixed Income Investments. The Fixed Income Component of the Fund shall consist of a portfolio of Permitted Fixed Income Securities, Permitted Fixed Income Futures, Permitted Fixed Income Derivatives, and/or Cash (collectively, "Permitted Fixed Income Investments"). A Permitted Fixed Income Investment held by the Fund is a "Fixed Income Investment"; Fixed Income Investments are collectively referred to herein as the "Fixed Income Portfolio." For the avoidance of doubt, any requirement that an investment satisfy a credit rating criteria shall be applicable at any time and from time to time and shall not be limited to whether the investment satisfied such credit rating criteria as of the date of acquisition thereof.

     (a) "Permitted Fixed Income Securities" means U.S. Government Securities and Cash Equivalents; provided, however, that Permitted Fixed Income Securities shall not include any interest-only obligation, any obligation that bears interest at an inverse floating rate, any obligation the interest rate of which is variable (unless such interest rate is established by reference to a Quoted Rate plus a fixed spread, if any, and such interest rate moves proportionally with such Quoted Rate), any obligation whose repayment is subject to substantial non-credit related risk, including any security whose rating assigned by S&P includes the subscript "r" or "t", or any obligation that may be subject to call or prepayment prior to its maturity. Permitted Fixed Income Securities must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. With respect to each Permitted Fixed Income Security held by the Fund (a "Fixed Income Security"):

         (i) Market Value of a Fixed Income Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination.

         (ii) Notional Value of a Fixed Income Security means the Market Value of such Fixed Income Security.

     (b) "Permitted Fixed Income Futures" means U.S. T-Bond and U.S. T-Note futures contracts traded on the Chicago Board of Trade and U.S. T-Bill futures contracts traded on the Chicago Mercantile Exchange. With respect to each Permitted Fixed Income Futures contract owned by the Fund (a "Fixed Income Future"):

         (i) Notional Value of a Fixed Income Future means, at any time, the product of (x) the applicable trading unit (or multiplier) of such Fixed Income Futures contract, and (y) market price of such Fixed Income Futures contract.

     (c) "Permitted Fixed Income Derivatives" means Interest Rate Swaps. With respect to each Permitted Fixed Income Derivative to which the Fund is a party (a "Fixed Income Derivative"):

         (i) Market Value of a Fixed Income Derivative at any time means its mark-to-market value (at replacement cost) determined in accordance with the agreement related thereto.

         (ii) Notional Value of a Fixed Income Derivative at any time means the notional amount specified in the agreement related thereto.

     Section 3.03 Permitted Equity Investments. The Equity Component of the Fund shall consist of a portfolio of Permitted Equity Securities, Permitted Equity Futures, Permitted Equity Options, and, solely for the purposes contemplated by Section 3.07, U.S. Government Securities, Cash Equivalents and/or Cash (collectively, "Permitted Equity Investments"). A Permitted Equity Investment held by the Fund is an "Equity Investment"; Equity Investments are collectively referred to herein as the "Equity Portfolio."

     (a) "Permitted Equity Securities" means common stocks, American depository receipts, preferred stocks, exchange-traded funds (including without limitation the funds traded under the following symbols: SPDR, DIA, and QQQ) and equity real estate investment trusts; provided, however, that Permitted Equity Securities shall not include any security that is not listed on the New York Stock Exchange or American Stock Exchange or NASDAQ National Market System; provided, further, however, that if any equity securities owned by the Fund are delisted, such equity securities shall be sold by the close of business on the second Business Day following the Business Day on which such equity securities were delisted if such securities are tradable. With respect to Permitted Equity Securities held by the Fund (individually, an "Equity Security" and, in the aggregate, the "Equity Securities Portfolio"):

         (i) Market Value of an Equity Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination.

         (ii) Market Value of the Equity Securities Portfolio at any time means the sum of the Market Values of each of the Equity Securities.

         (iii) Notional Value of an Equity Security means the Market Value of such Equity Security.

         (iv) Delta of an Equity Security means 1.

     (b) "Permitted Equity Futures" means Approved Index futures contracts traded on the Chicago Mercantile Exchange. With respect to each Permitted Equity Futures contract owned by the Fund (each such contract, an "Equity Future"):

         (i) Notional Value of an Equity Future means, at any time, the product of (x) the applicable trading unit (or multiplier) of such Equity Futures contract, and (y) the market price of such Equity Futures contract.

         (ii) Delta of an Equity Future means 1 if long; and -1 if short

     (c) "Permitted Equity Options" means U.S. exchange-traded puts and calls with respect to an Approved Index which are (i) Protective Puts, (ii) Covered Calls, (iii) Synthetic Futures, or (iv) Purchased Calls. With respect to each of the following Permitted Equity Options ("Equity Put" or "Equity Call", as applicable, and, collectively, "Equity Options") held by the Fund:

              (A) Market Value of an Equity Option during a Business Day equals the product of (x) its market price as of such time of determination, and (y) the multiplier applicable to such Equity Option. At any other time, the Market Value of an Equity Option equals the product of (xx) its market price as of the close of trading on the NYSE preceding such time of determination, and (yy) the multiplier applicable to such Equity Option.

              (B) Notional Value of an Equity Option means, at any time, the product of (x) the multiplier applicable to such Equity Option and (y) the strike price of such Equity Option.

              (C) Delta of an Equity Option means the amount calculated as the hedge ratio (i.e., the ratio of (i) the dollar amount of change in the value of an option given a change in price of the related underlying security or index by $1.00, and (ii) $1.00) pursuant to the Black-Scholes option pricing model.

         (i) "Protective Put" means buying a put option with respect to a long equity position in Permitted Equity Securities or Permitted Equity Futures. The aggregate of the Notional Values of all Protective Puts must at all times be less than or equal to the sum of (x) Market Value of the Equity Securities Portfolio and (y) aggregate Notional Value of long Equity Futures.

         (ii) "Covered Call" means selling a call option with respect to a long equity position in Permitted Equity Securities or Permitted Equity Futures. The aggregate Notional Values of all Covered Calls must at all times be less than or equal to the sum of (x) Market Value of the Equity Securities Portfolio and (y) aggregate Notional Value of long Equity Futures.

         (iii) "Synthetic Futures" means (x) selling a synthetic futures contract by selling a call option and buying a put option, or (y) buying a synthetic futures contract by buying a call option and selling a put option; provided that each such pair of contracts must be in respect of the same underlying Approved Index, have the same strike price, expiration date, and exercise style, and be on otherwise identical terms.

         (iv) "Purchased Call" means buying a call option in lieu of a long equity position.

     Section 3.04 Additional Portfolio Requirements.

     (a) Single Issuer Limitation on Equity Securities. The aggregate Market Value of all Equity Securities of a single issuer shall not exceed 4% of the Market Value of the Equity Securities Portfolio; provided, however, that the Adviser may (x) with respect to two issuers increase this limit to 7%, and (y) with respect to an additional five (5) issuers increase this limit to 5%.

     (b) Cash Equivalents. The aggregate Market Value of Cash Equivalents shall not exceed 20% of the Fund Value; provided, however, that such 20% limitation shall not apply during the six months immediately prior to the Guarantee Maturity Date as and to the extent it is not possible to purchase U.S. Government Securities due to the limited time remaining to the Guarantee Maturity Date. For the avoidance of doubt, the preceding sentence shall not in any way affect the obligation to eliminate Cash Equivalents from the Defeasance Portfolio. The aggregate Market Value of Cash Equivalents (other than fully collateralized Repurchase Obligations) attributable to any single depositary institution, issuer or counterparty shall not exceed 3% of the Fund Value. The aggregate Market Value of fully collateralized Repurchase Obligations attributable to any single counterparty shall not exceed 10% of the Fund Value. For purposes hereof, a Repurchase Obligation shall be fully collateralized if
(i) the securities collateralizing such Repurchase Obligation consist solely of U.S. Treasury obligations, (ii) the value of the securities collateralizing such Repurchase Obligation (reduced by the transaction costs (including loss of interest) that the Fund could reasonably expect to incur if the seller defaults) is at least equal to the resale price provided in the agreement evidencing such Repurchase Obligation, and (iii) the provisions of Rule 5b-3(c)(1) under the Investment Company Act are complied with.

     (c) Equity Securities Portfolio Sector Diversification.

         (i) The weighting of each Sector within the Equity Securities Portfolio shall be a percentage that is (A) at least equal to the lesser of (x) the Benchmark Sector Weight minus 2% or (y) 75% of the Benchmark Sector Weight, and (B) not greater than the greater of (x) the Benchmark Sector Weight plus 2% or (y) 125% of the Benchmark Sector Weight.

         (ii) The Market Value of Equity Securities (other than exchange-traded funds) that are not classified by the Sector Classification System or the Adviser shall not in the aggregate exceed 2% of the Market Value of the Equity Securities Portfolio. The Market Value of Equity Securities that are not classified by the Sector Classification System or the Adviser and all exchange-traded funds (collectively, "Unclassified Equity

     Securities"), other than SPDRs, shall not in the aggregate exceed 7% of the Market Value of the Equity Securities Portfolio. If, during the term of this Agreement, exchange-traded funds are developed that are Sector-specific rather than based on broad market indices, each such Sector-specific exchange-traded fund shall be classified as belonging to the Sector on which it is based.

         (iii) If the Adviser classifies an Equity Security that is not classified by the Sector Classification System, the Adviser shall determine the applicable Sector reasonably, in good faith and in accordance with industry standards following prior notice to and, if requested by the Insurer, consultation with the Insurer. The Adviser may only classify an Equity Security if it is not classified by the Sector Classification System.

         (iv) SPDRs shall not be required to be assigned to a Sector and shall be disregarded for purposes of the tests required by Section 3.04(c).

     (d) Equity Securities Portfolio Tracking Error. The expected annualized tracking error of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the BARRA Risk Model, shall not exceed five percent (5.00%). Unclassified Equity Securities shall be disregarded for purposes of the tests required by this Section 3.04(d).

     (e) Equity Securities Portfolio Beta. The expected beta of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the BARRA Risk Model, shall equal at least .8 and shall not exceed 1.2. Unclassified Equity Securities shall be disregarded for purposes of the tests required by this Section 3.04(e).

     (f) Fixed Income Weighted Average Duration. The Fixed Income Weighted Average Duration at any time shall not be less than 30 days prior to the Guarantee Maturity Date and shall not be greater than 30 days following the Guarantee Maturity Date; provided, however, that (i) at no time shall the Fixed Income Portfolio include any instrument that matures later than the Guarantee Maturity Date plus two years, and (ii) within the twelve months prior to the Guarantee Maturity Date (x) the Fixed Income Weighted Average Duration shall not exceed the period remaining until the Guarantee Maturity Date and (y) the Fixed Income Portfolio shall not include any instrument that matures after the Guarantee Maturity Date.

     (g) Aggregate Notional Value of Equity Futures and Equity Options. The following amount shall not exceed the Market Value of the Equity Securities
Portfolio: (i) the sum of (x) the aggregate Notional Value of all long Equity Futures and all long Synthetic Futures plus (y) the aggregate Notional Value of all long Equity Calls, minus (ii) the sum of (a) the aggregate Notional Value of all short Equity Futures and all short Synthetic Futures, plus (b) the aggregate Notional Value of all short Equity Calls, plus (c) the aggregate Notional Value of all Protective Puts.

     (h) Net Futures Exposure and Net Short Calls. The sum of (x) the Net Short Equity Futures Position and (y) the sum of the Notional Values of all Covered Calls shall not exceed 25% of the Market Value of the Equity Securities Portfolio. For this purpose, Net Short Equity Futures Position is either (i) zero if the sum of the products of (x) Notional Value and (y) Delta for each Equity Future and Synthetic Future is a positive number, or (ii) if such sum is a negative number, the absolute value of such negative number.

     (i) Maximum Equity Exposure; No Leverage. The product of the Notional Value and the Delta for each Equity Investment shall not in the aggregate exceed the Fund Value.

     Section 3.05 Allocation Between Fixed Income Portfolio and Equity Portfolio. Subject to Article IV, the Fund's assets shall be allocated between a Fixed Income Portfolio and an Equity Portfolio by the Adviser. The Adviser shall monitor such allocation in real time and shall maintain Gap Risk of not less than 22.5%. For purposes of the formulas set forth below, the following values apply at any applicable time:

FV(t) = the Fund Value as of such time(t)

bf(t) = the Bond Floor as of such time(t)

AE(t) = the Equity Exposure as of such time(t)

     (a) "Gap Risk" shall be expressed as a percentage and as of any time equals:

     FV(t) - bf(t)
     -------------
        AE(t)

     (b) "Target Equity Exposure" shall be expressed as a percentage and as of any time equals:

             FV(t) - bf(t)
     4 4/9 x -------------
                FV(t)

; provided that the Target Equity Exposure shall not exceed 100% and shall not be less than 0% of the Fund Value.

     (c) "Bond Floor" means, as of any time of determination, an amount equal to the sum of (1) the product of (x) the Guarantee Amount and (y) the offered price (expressed as a percentage of par) of the U.S. Treasury zero coupon bonds that mature most nearly prior to the Guarantee Maturity Date, and (2) the product of (x) the Expense Amount, and (y) the interpolated price (expressed as a percentage of par) derived from the offered prices of the U.S. Treasury zero coupon bonds that mature most nearly prior to and following the date that is equidistant between the date of determination and the Guarantee Maturity Date, rounded to the date nearer to the date of determination in the case of an odd number of days; provided, however, that after the maturity of the U.S. Treasury zero coupon bond that matures most nearly prior to the Guarantee Maturity Date, the applicable percentage of par is 100%.

     (d) For purposes hereof, the term "Expense Amount" means the sum of (i) the sum of the following products with respect to each Class of Shares outstanding (determined in each case as of the time of determination): (A) the number of Shares of such Class outstanding, (B) the Guarantee per Share for such Class of Shares, (C) 1.10% with respect to the Class A Shares and 1.85% with respect to the Class B Shares and the Class L Shares, and (D) the time remaining to the Guarantee Maturity Date, expressed as years and fractions thereof; and (ii) the maximum amount of fees and expenses not subject to the Expense Limitation

Agreement that the Fund would owe if the Fund's assets were required to be invested in the Defeasance Portfolio at the time of determination (excluding contingent expenses, but including any other expenses that the Fund will be obligated to pay on or before the Guarantee Maturity Date).

     Section 3.06 Reports.

     (a) The Adviser shall provide the Daily Report to the Insurer by 9:00 a.m. (New York City time) on the next Business Day.

     (b) The Adviser shall provide notice to the Insurer of the failure to maintain Gap Risk of not less than 22.5% (a "Notice of Violation") and shall provide Notice to the Insurer of each cure of any such failure (a "Notice of Cure"). Such notices shall be sent by the Adviser to the Insurer as promptly as practicable, and shall be used by the Insurer to determine whether the Adviser has complied with applicable cure periods. The Adviser shall be responsible for establishing, to the reasonable satisfaction of the Insurer, that a violation has been cured.

     (c) If the Adviser is unable to calculate Gap Risk, then the Adviser shall notify the Insurer and shall not enter into trades other than Risk Reducing Trades until the Adviser is able to calculate Gap Risk. The Adviser shall notify the Insurer when the inability to calculate Gap Risk ends.

     (d) The Adviser shall cause the Fund Accounting Agent to provide to the Insurer a copy of the records the Fund Accounting Agent maintains with respect to the assets of the Fund as of the close of each Business Day (such Business Day, a "Trade Date") either (x) two Business Days following the Trade Date, together with a list of the Fund's trades during the Business Day following the Trade Date, or (y) one Business Day following the Trade Date..

     Section 3.07 Cash. For the avoidance of doubt, the parties recognize and intend that compliance with the Portfolio Requirements may require that U.S. Government Securities, Cash Equivalents and/or Cash, be present in the Equity Portfolio. U.S. Government Securities, Cash Equivalents and/or Cash present in the Equity Portfolio shall not be included in the Fixed Income Portfolio. Fixed Income Investments present in the Equity Portfolio shall not be included in the calculation of Fixed Income Weighed Average Duration set forth in Section 3.04(f). No Fixed Income Investment present in the Equity Portfolio shall mature later than the Guarantee Maturity Date plus two years, and, within the twelve months prior to the Guarantee Maturity Date, no Fixed Income Investment present in the Equity Portfolio shall mature after the Guarantee Maturity Date.

     Section 3.08 Intent. The economic intent of the Portfolio Requirements is to limit the losses that the Fund would experience in the event of a sudden decline of 22.5% or more in the value of the Equity Portfolio. The Fund will not use leverage (excepting from the scope of the term "leverage", Loans for Temporary or Emergency Purposes). To the extent that the instruments which the Fund is permitted to invest in have implicit, embedded or synthetic leverage, the Portfolio Requirements are intended to prevent the Adviser from using such implicit, embedded or synthetic leverage to materially increase the loss that the Fund would experience in the event of such a decline, compared to a fully invested portfolio that did not include such investments.

     Section 3.09 Article III Computations. All computations under this Article III shall be made as of the close of regular trading on the NYSE on that Business Day in accordance with the Fund's usual procedures and in compliance with the Investment Company Act, except that compliance with Section 3.05 shall be required on an ongoing basis during periods of regular trading on the NYSE. For purposes of determining compliance with Section 3.05 during regular trading on a Business Day, all calculations shall be based on values and amounts determined as of the close of business on the preceding Business Day, except that values of investments with respect to which market quotations are readily available to the Adviser through an automated real time feed shall be determined based on such market quotations to the extent available, and as to any such quotations that cease to be available prior to the close of regular trading the last available quotation will be used. In determining the Market Value of any investment, the applicable market price per unit shall be multiplied by the number of units held by the Fund. If the BARRA Risk Model is unavailable during any period requirements based on the application thereof shall be suspended during such period.

     Section 3.10 Transition Period. Notwithstanding any other provision of this Agreement, during the first seven Business Days of the Guarantee Period, Sections 3.04(b) through and including 3.04(h) shall not apply.

                                  ARTICLE IV

                                 TRIGGER EVENTS

     Section 4.01 Trigger Events. (a) The following events shall constitute Trigger Events hereunder:

         (i) Any failure to maintain Gap Risk ofnot less than 22.5%, unless the Adviser notifies the Insurer upon becoming aware of such failure and is using best efforts to cure such failure (to the reasonable satisfaction of the Insurer) and such failure is cured by the end of the following Business Day;

         (ii) Any failure to provide a Daily Report to the Insurer within two hours following notice by the Insurer to the Adviser of the Insurer's non-receipt thereof, unless the Adviser is using best efforts to cure such failure (as determined by the Insurer in good faith) and such failure is cured by the end of such Business Day;

         (iii) Any violation of Sections 3.01, 3.02, 3.03, 3.04, 3.05 or 3.06 that is not expressly provided for in clause (i) or (ii) above unless cured by the end of the third Business Day following the Business Day on which such violation occurred;

         (iv) Fund Value is less than or equal to at any time (A) 101% of the Bond Floor during the period from and including the Inception Date to but excluding the date one year from the Inception Date (such date, the "First Anniversary"); (B) 100.75% of the Bond Floor during the period from and including the First Anniversary to but excluding the date one year therefrom (such date, the "Second Anniversary"); (C) 100.50% of the Bond Floor during the period from and including the Second Anniversary to but excluding the date one year therefrom (such date, the "Third Anniversary") ; (D) 100.25% of the Bond Floor during the period from and including the Third Anniversary to but excluding the date one year therefrom (such date, the "Fourth Anniversary"); or (E) 100% of the Bond Floor during the period from and including the Fourth Anniversary to and including the Guarantee Maturity Date;

         (v) The Fund shall fail to pay the Premium Fee as provided in Section
     2.04 and such failure shall continue unremedied for a period of two Business Days following notice by the Insurer to the Fund and to the Adviser;

         (vi) Any representation or warranty made by the Adviser or the Trust on behalf of the Fund herein shall have been incorrect or misleading in any material respect when made;

         (vii) The Adviser or the Trust on behalf of the Fund shall fail to perform any obligation under this Agreement or the Transaction Documents that is not expressly provided for in clause (i), (ii), (iii) or (v) above, which failure could reasonably be expected to have an Adverse Effect and such violation, if capable of being remedied, shall continue unremedied for a period of 30 days after notice shall have been given by the Insurer to such party requiring that such default be cured;

         (viii) Either Moody's or S&P suspends or withdraws the short- or long-term rating of Citigroup Inc., or downgrades the senior unsecured rating of Citigroup Inc. to or below Baa1 or BBB+; provided, however, that if Moody's or S&P revises its rating categories or if a successor rating agency is designated under the following proviso, the Insurer shall determine in good faith the equivalent rating under the revised or successor system and shall notify the Adviser and the Fund of its determination; and provided, further, however that if Moody's or S&P ceases its rating operations, the Insurer may, by notice to the Adviser and the Fund,replace such rating agency that maintains a rating of senior unsecured debt of Citigroup Inc. or elect to have only one rating agency specified herein; or

         (ix) The occurrence of any of the following (i) except as otherwise permitted by Section 8.01 hereof, the Adviser takes any action to authorize or effect its resignation or takes or fails to take any action the effect of which is more likely than not to result in the resignation or removal of the Adviser, (ii) a Regulatory Event, Litigation Event or any other event, if it is more likely than not that such event will result in the resignation or removal of the Adviser, as reasonably determined by the Insurer after consultation with the Adviser; or (iii) an Act of Insolvency occurs with respect to the Adviser.

     (b) If an event has occurred and is continuing, which, if not cured or waived would give rise to a Trigger Event, then the Adviser may only enter into Risk Reducing Trades and shall consult with Insurer and provide to the Insurer a description of the manner in which the Adviser intends to cure such event, the Adviser's assessment of the likelihood of success, the time the Adviser expects to elapse before such event is cured, and such other information as the Insurer may request.

     (c) If a Trigger Event occurs and is continuing then, at the election of the Insurer, the Insurer shall have the right to direct the Custodian to invest the Fund's assets in the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies. The Insurer shall notify the Adviser of the Insurer's exercise of remedies pursuant to this Section 4.01(c).

     (d) In the event of an occurrence on any Business Day of a Trigger Event under Section 4.01(a)(i) with respect to which the Adviser has failed to give the notice contemplated thereby, then, subject to the Daily Report confirming that the Gap Risk is less than 22.5%, the Insurer shall direct the Custodian to invest the Fund's assets in the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies.

     Section 4.02 Defeasance Portfolio. If the Insurer exercises remedies provided by Section 4.01(c) or Section 4.01(d), the Insurer shall instruct the Custodian to invest the assets of the Fund in a Defeasance Portfolio. "Defeasance Portfolio" means an earmarked portfolio of investments consisting of (i) zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount and that mature on a date as close to the Guarantee Maturity Date as practicable but in any event no later than the Guarantee Maturity Date, and, following the maturity of such zero coupon U.S. Treasury bonds, Cash, (ii) a portfolio of zero coupon U.S. Treasury bonds that mature on various dates which correspond as closely as reasonably practicable to the expected payment dates of the expected fees and expenses of the Fund, and (iii) Cash. To the extent the Fund Value exceeds 101% of the Bond Floor, the Insurer shall direct the Custodian to take instruction from the Adviser with respect to the investment of any such excess subject to the condition that such excess may only be invested in Permitted Fixed Income Securities, Permitted Equity Securities, Permitted Equity Options that are Purchased Calls, and/or Cash, it being understood that the investing of such excess shall in no event create any liability which could affect the Defeasance Portfolio.

                                   ARTICLE V

                            LIMITATION OF LIABILITY

     Section 5.01 Limitation of Liability of Adviser. Solely if there is a breach of this Agreement arising out of the willful misconduct of the Adviser, the Insurer shall have all of the rights and remedies available to it against the Adviser at law and in equity. The Insurer shall have no claim against the Adviser hereunder for any breach hereof that did not arise out of the willful misconduct of the Adviser. For the avoidance of doubt, "willful misconduct" shall not be limited to actions but shall also include failures to act. Nothing in this Section 5.01 shall limit the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in Section 4.01(c) and Section 4.01(d).

     Section 5.02 Limitations as to the Fund. The Insurer shall have no claim against the Fund hereunder for any breach hereof that did not arise out of (i) the failure of the Fund to pay the Premium Fee in accordance with Section 2.04, or (ii) the willful misconduct of the Fund. The sole remedies that the Insurer shall have against the Fund in the event of such a breach shall be (x) to pursue a claim against the Fund for failure to pay the Premium Fee, if the breach hereof is the Fund's failure to pay the Premium Fee in accordance with
Section 2.04, and (y) to exercise the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in Section 4.01(c) and
Section 4.01(d). In no event shall the Insurer set off against, decline to pay, or otherwise withhold amounts payable under the Policy. Nothing in this Section
5.02 shall be construed to limit the Insurer's rights under Article IV.

                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.01 Representations and Warranties of the Adviser. To induce the Insurer to enter into the Original Agreement and to issue the Policy, the Adviser represented and warranted to the Insurer as follows, on and as of the Original Effective Date:

     (a) The Adviser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect and
(iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect.

     (b) The Adviser has the power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Adviser of the Transaction Documents to which it is a party. This Agreement has been, and each other Transaction Document to which the Adviser is a party will be, duly executed and delivered on behalf of the Adviser. This Agreement constitutes, and each other Transaction Document to which the Adviser is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (c) The execution, delivery and performance of the Transaction Documents to which the Adviser is a party will not violate any Requirement of Law or Contractual Obligation of the Adviser and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues except where such violation or Lien would not reasonably be expected to have an Adverse Effect. The Adviser is not in violation of any Contractual Obligation, except where such violation would not reasonably be expected to have an Adverse Effect.

     (d) Except as set forth on Schedule 2 no litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Adviser's knowledge, threatened (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect.

     (e) The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act; and there does not exist any proceeding or any facts or circumstances the existence of which could adversely affect the registration of the Adviser with the Commission; the Adviser is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder.

     (f) There has been no event, condition, action or omission since the Adviser's financial statements for the fiscal year ended December 31, 2000 which were furnished to the Insurer which would reasonably be expected to have an Adverse Effect, other than such events, conditions, actions or omissions which have been specifically disclosed in writing to the Insurer.

     (g) The most recent balance sheets of the Adviser, commencing with the fiscal year ended December 31, 2000, and the related statements of earnings of the Adviser, have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Adviser as at the date thereof and the results of its operations for the period then ended except for omissions that would not have an Adverse Effect.

     (h) To the best of the Adviser's knowledge, all factual information prepared and furnished by or on behalf of the Adviser to the Insurer (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

     (i) To the best of the Adviser's knowledge, no statute, rule, regulation or order has been enacted or deemed applicable by any Government Authority which would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

     Section 6.02 Representations and Warranties of the Trust for itself and the Fund. The Trust on behalf of itself and the Fund represented and warranted to the Insurer as follows, on and as of the Original Effective Date:

     (a) The Trust (i) is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect; and
(iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect. The Fund has been duly established as a series of the Trust.

     (b) The Trust has the power and authority, and the legal right, to execute, deliver and perform on behalf of the Fund the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than the filing under the Acts of the Registration Statement and the Prospectus and filings in accordance with Blue Sky laws. The Transaction Documents to which the Fund is a party have been duly executed and delivered on behalf of the Fund and each such agreement constitutes a legal, valid and binding obligation of the Trust on behalf of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (c) The execution, delivery and performance by the Trust on behalf of the Fund of the Transaction Documents to which it is a party will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues except where such violation or Lien would not have an Adverse Effect.

     (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Fund's knowledge, threatened by or against the Fund or against any of its properties or revenues (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect.

     (e) The Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder except where non-compliance would not have an Adverse Effect.

     (f) The Trust is duly registered with the Commission as an open-end, management investment company under the Investment Company Act. The Fund is a "diversified" fund within the meaning of the Investment Company Act.

     (g) To the best of the Trust's knowledge, all factual information prepared and furnished by or on behalf of the Fund to the Insurer (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

                                  ARTICLE VII

                                   COVENANTS

     Section 7.01 Covenants of the Adviser. The Adviser covenants and agrees that since the Original Effective Date and through the Guarantee Maturity Date or the earlier termination of this Agreement pursuant to Section 11.01:

     (a) it shall not amend, supplement, modify, terminate or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus), without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed;

     (b) other than in connection with the reinvestment of dividends or other distributions, it shall not allow the offering or sale of the shares of the Fund after the Offering Period;

     (c) it shall notify the Insurer promptly (i) of any request or proposed request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares of the Fund or a supplement to the Prospectus with respect to any Class of Shares of the Fund, or (ii) of the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order proceeding;

     (d) it shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request;

     (e) prior to or simultaneously upon filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of the Fund or supplement to the Prospectus with respect to any Class of Shares of the Fund, it shall furnish a copy thereof to the Insurer, provided, however, that the Adviser shall obtain the prior written consent of the Insurer before filing any such amendment or supplement that affects the Insurer, which consent shall not be unreasonably withheld or delayed;

     (f) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

     (g) it shall provide to the Insurer copies of its quarterly financial statements and audited annual financial statements within 60 days following the end of each fiscal quarter and 90 days following the end of each fiscal year;

     (h) it shall comply in all material respects with the terms and provisions of all applicable laws, including the Acts and the Investment Advisers Act with respect to the Fund, except where the failure to comply does not have an Adverse Effect and it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would reasonably be expected to have an Adverse Effect;

     (i) The Adviser shall promptly inform the Insurer in writing of the occurrence of any of the following events of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event that would reasonably be expected to have an Adverse Effect;

     (j) The Adviser shall promptly and fully perform all of its obligations
(i) under each Transaction Documents to which it is a party, and (ii) under each other agreement, instrument or contract by which it is bound, except to the extent that such nonperformance would not reasonably be expected to have an Adverse Effect. The Adviser shall take all action necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect;

     (k) The Adviser shall keep or cause to be kept in reasonable detail books and records of account of its business in relation to the Fund, including without limitation electronic information with respect thereto, in form and detail customary in the industry and sufficient to satisfy the Adviser's obligation to provide to the Insurer the information referred to herein; and

     (l) The Adviser shall not include any material relating to the Insurer or describing the terms of the Policy or this Agreement in any marketing materials used by or on behalf of the Adviser or the Fund unless such material has been approved in writing by Ambac prior to its inclusion in such marketing materials, such approval not to be unreasonably withheld or delayed.

     Section 7.02 Covenants of the Fund. The Trust on behalf of the Fund covenants and agrees that since the Original Effective Date and through the Guarantee Maturity Date or the earlier termination of this Agreement pursuant to Section 11.01:

     (a) within 90 days of the end of the Fund's fiscal year, it shall provide to the Insurer the financial statements for the Fund with respect to such fiscal year, audited by independent public accountants;

     (b) after the Offering Period, other than in connection with the redemption of shares by a Shareholder or the reinvestment of dividends or other distributions, it shall not change the number of outstanding shares of the Fund;

     (c) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

     (d) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus) without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed;

     (e) it shall not change in any material respect the manner in which the assets of the Fund are allocated to any Class of Shares of the Fund without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed;

     (f) prior to taking any action to terminate the Custodian, the Fund shall notify the Insurer and, in the event that the Custodian shall terminate the Custodian Agreement with respect to the Fund, the Fund shall notify the Insurer and engage a successor Custodian; provided, however, that the Fund shall not engage as successor Custodian any Custodian who does not agree to be bound by the Direction and Undertaking Regarding Remedies;

     (g) it shall comply in all material respects with the terms and provisions of the Acts with respect to the Fund except where the failure so to comply would not have an Adverse Effect and would not have a material adverse effect upon the Insurer;

     (h) it shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request; and

     (i) it shall terminate the Fund on the Guarantee Maturity Date if the Policy is drawn upon.

                                 ARTICLE VIII

                               FURTHER AGREEMENTS

     Section 8.01 Reinsurance and Assignments. The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy, provided that the Insurer agrees that any such disposition will not alter or affect in any way whatsoever the Insurer's direct obligations hereunder and under the Policy. The Adviser shall have the right to assign its rights and obligations under this Agreement to an affiliate of the Adviser, provided that there would be no change of control (meaning an event or events that would constitute an "assignment" under or for purposes of the Investment Company Act or Investment Advisers Act) as a result of such assignment, the assignee assumes all of the Adviser's obligations hereunder, and the Adviser gives written notice of such assignment to the Insurer. Except as expressly provided above in this Section 8.01, none of the Insurer, the Adviser or the Fund may assign its obligations under this Agreement without the prior written consent of the other parties to the Agreement.

     Section 8.02 Fund Liability. Any other provision to the contrary notwithstanding, any liability of the Trust under this Agreement or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Fund. This Agreement has been and any other agreement or instrument executed and delivered in connection herewith shall have been, executed by an officer of the Trust acting under the Declaration of Trust, and the obligations of the Trust under this Agreement or any other such agreement or instrument are not binding upon any of the Trustees, officers or Shareholders personally.

     Section 8.03 Liability of the Insurer. The Adviser and the Fund agree that neither the Insurer, nor any of its officers, trustees/directors or employees shall be liable or responsible for (a) the use which may be made of the Policy by any Person or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Insurer, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                  ARTICLE IX

                                CONFIDENTIALITY

     Section 9.01 Confidentiality. Subject to Section 9.02, the Insurer agrees not to disclose or use for any purpose other than the administration of this Agreement, the exercise of its rights hereunder or legitimate corporate purposes relating to this Agreement (including any corporate purposes relating to the characterization or treatment of the rights and obligations hereunder for accounting, insurance, rating agency or other similar purposes) (x) any information regarding the specific investments of the Fund ("Trading Information") or (y) other information (including without limitation proprietary information as to systems, software and trading methods) ("Other Information") provided by the Adviser or the Trust to the Insurer hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Insurer's breach of this Article IX; or (ii) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings.

     Section 9.02 Trading Information and Other Information.

     (a) Notwithstanding Section 9.01, the Insurer may disclose Trading Information and Other Information in connection with the Insurer's hedging and reinsurance arrangements to recipients ("Permitted Recipients") if such Permitted Recipients represent and warrant to the Insurer that such Permitted Recipients will treat such information as confidential information. The Adviser and the Fund agree that the Insurer and any Permitted Recipient will satisfy their obligation to treat such information as confidential information by (i) restricting access to such information to the investment officers and compliance officers who require access to such information for monitoring, hedging, administration and compliance purposes, (ii) obtaining the agreement of such investment officers and compliance officers to keep such information confidential on the terms of this Section 9.01, and (iii) complying with the other requirements of an appropriate institutional compliance procedure with respect to the investment activities of such investment officers and compliance officers which procedure is reasonably designed to achieve compliance with applicable law.

     (b) Notwithstanding Section 9.01, the Insurer may disclose Other Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors who need to see such information in connection with administration of the Agreement, the exercise of the Insurer's rights hereunder, or legitimate corporate purposes so long as such persons agree to keep such information confidential on the terms contained in Section 9.01.

     Section 9.03 Independent Verifier. This Article IX shall not apply to the Independent Verifier. The confidentiality arrangements among the Adviser, the Trust and the Independent Verifier shall be set forth in the Independent Verifier Agreement.

                                   ARTICLE X

                            THE INDEPENDENT VERIFIER

     Section 10.01 Retention of Independent Verifier. The Adviser shall, no later than the Inception Date, retain, at the Adviser's expense, an accounting firm of nationally-recognized standing, as Independent Verifier. If the Independent Verifier selected in accordance with this Section 10.01 fails to perform its duties to the Insurer's reasonable satisfaction, then, upon the Insurer's request, the Adviser shall select another accounting firm of nationally-recognized standing to act as Independent Verifier and provide the Independent Verification Report.

     Section 10.02 Responsibilities of Independent Verifier. The Independent Verifier shall, on a periodic basis, perform such procedures with respect to the information provided to the Insurer pursuant to Article III as the Insurer and the Adviser shall agree prior to the Inception Date and report its finding to the Insurer (the "Independent Verification Report").

     Section 10.03 Adviser Cooperation. The Adviser shall cooperate fully with the Independent Verifier to facilitate the fulfillment of the Independent Verifier's responsibilities.

                                  ARTICLE XI

                                  TERMINATION

     Section 11.01 Termination. (a) Subject to paragraph (b) below, this Agreement shall terminate (i) on the Guarantee Maturity Date if no amounts are payable under the Policy, or (ii) thereafter, upon payment by the Insurer of all amounts due under the Policy to the Designated Account.

     (b) This Agreement may be terminated by the Trust by written notice to the Insurer at any time (i) prior to the Inception Date, if the Board has determined to liquidate the Fund, (ii) upon the occurrence of an Act of Insolvency with respect to the Insurer, or (iii) if the credit rating of the Insurer is suspended, withdrawn or downgraded to or below A1 by Moody's or A+ by S&P. If the Trust so terminates this Agreement, the Trust shall notify the Fund's shareholders of such termination and such notice shall state that the Trust has released the Insurer from all liability under the Policy. The Trust shall provide a copy of such notice to the Insurer. From and after such termination, the Fund shall have no obligation to pay the Premium Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Insurer shall have no liability under the Policy.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 12.02 Notices. (a) Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, upon verbal telephone confirmation of receipt, addressed as follows:

                  If to the Adviser:

                  Smith Barney Fund Management LLC
                  125 Broad Street
                  New York, New York  10004
                  Attention: Kim Stout, Head of Mutual Fund Fiduciary Oversight Group
                  Telephone: (212) 291-3789
                  Facsimile: (212) 801-2630

                  with a copy to:

                  Citigroup Asset Management
                  300 First Stamford Place
                  Stamford, Connecticut  06902
                  Attention: Robert I. Frenkel, General Counsel-Global Mutual Funds
                  Telephone: (203) 890-7046
                  Facsimile: (203) 890-7068

                  If to the Fund:

                  Smith Barney Capital Preservation Fund
                  c/o Citigroup Asset Management
                  125 Broad Street
                  New York, New York 10004
                  Attention:  President
                  Telephone:  (212) 291-3789
                  Facsimile:  (212) 801-2630

                  with copies to:

                  Citigroup Asset Management
                  300 First Stamford Place
                  Stamford, Connecticut  06902
                  Attention: Robert I. Frenkel, General Counsel-Global Mutual Funds
                  Telephone: (203) 890-7046
                  Facsimile: (203) 890-7068

                  Smith Barney Fund Management LLC
                  125 Broad Street
                  New York, New York  10004
                  Attention: Kim Stout, Head of Mutual Fund Fiduciary Oversight Group
                  Telephone:  (212) 291-3789
                  Facsimile:   (212) 801-2630

                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attention: Roger P. Joseph, Esq.
                  Telephone: (617) 951-8247
                  Facsimile: (617) 951-8736

If to the Insurer:

             Ambac Assurance Corporation
             One State Street Plaza
             New York, New York 10004
             Attention: Managing Director, Structured Finance and Credit Derivatives
             Telephone: (212) 208-3301
             Facsimile: (212) 208-3113

or such other address and/or addresses (and with copies to such persons)as shall be specified in writing by any such party to the others.

     (b) Notices permitted or required to be given pursuant to Section 3.06 and
Section 4.01 hereof shall be given as set forth in Schedule 3 hereto.

     Section 12.03 No Waiver, Remedies and Severability. No failure on the part of the Insurer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Except to the extent provided in Section 5.01 and Section 5.02, the remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Insurer hereunder is unavailable or unenforceable shall not affect in any way the ability of the Insurer to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.04 Payments. All payments to the Insurer hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by the Insurer by notice to the Fund and the Adviser.

     Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

     Section 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

     Section 12.06 Submission to Jurisdiction, Waiver of Jury Trial. THE INSURER, THE ADVISER AND THE TRUST HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, AND THE INSURER, THE ADVISER AND THE TRUST HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE INSURER, THE ADVISER AND THE TRUST HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE INSURER, THE ADVISER AND THE TRUST AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     THE INSURER, THE ADVISER AND THE TRUST HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE INSURER, THE ADVISER AND THE TRUST ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

     Section 12.07 Counterparts. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 12.08 Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

     Section 12.09 Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Policy, and the Termination Date.

     Section 12.10 Reliance on Information. In making a determination as to whether a Trigger Event has occurred, the Insurer shall be entitled to rely on reports published or broadcast by media sources believed by the Insurer to be generally reliable and on information provided to the Insurer by any other source believed by the Insurer to be generally reliable, provided that the Insurer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

     Section 12.11 Time of the Essence. Time is of the essence under this Agreement.

     Section 12.12 No Third-Party Rights. Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any Shareholder.

     Section 12.13 Further Assurances. The parties hereto shall, upon the request of the Insurer or the Adviser, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

     Section 12.14 Concerning Knowledge. When used herein, a reference to the "knowledge" of the Adviser or the Fund means the actual knowledge of a Senior Officer of such Person of the matter in question, and not just the facts giving rise to the matter. For purposes hereof, the term Senior Officer means (i) in the case of the Adviser, an officer who is a Director or occupies a more senior position, and (ii) in the case of the Fund, the President, any Vice-President, the Treasurer or the Secretary of the Fund.

     Section 12.15 No Additional Trust Created. Nothing herein or in the Policy shall be deemed to create a trust other than that created by the Declaration of Trust in respect of the Fund.

     Section 12.16 Grace Period. The parties recognize that certain provisions contained in Article III of this Agreement constitute amendments of the Existing Agreement and require that certain adjustments and modifications be made to the Adviser's systems and operations to permit the Adviser and the Fund to comply with such provisions. The Adviser shall have ten Business Days following November 4, 2002 to complete such adjustments and modifications; provided, however, that to the extent the Adviser and the Fund are not in compliance with this Agreement during such grace period, the Adviser and the Fund are required to be in compliance with the Existing Agreement; and provided, further, however, that the Adviser and the Fund shall amend Schedule A to the Expense Limitation Agreement so that, on the Business Day on which the Adviser and the Fund commence compliance with this Agreement, the percentages in footnote ** are 1.10% for Class A and 1.85% for Class B and Class L (it being understood that the Insurer consents to such amendment of the Expense Limitation Agreement). The Adviser shall notify the Insurer by 12:00 noon one
(1) Business Day prior to the Business Day on which the Adviser and the Fund cease compliance with the Existing Agreement and commence compliance with this Agreement. Such notice shall be given as set forth in Schedule 3 hereto, in the manner and to the persons set forth therein with respect to the Daily Report.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.


                              AMBAC Assurance Corporation, as
                                Insurer




                              By: /s/ Warren Tong
                                 --------------------------------
                                  Name: Warren Tong
                                  Title: First Vice President


                              SMITH BARNEY FUND MANAGEMENT
                                LLC, as Adviser



                              By: /s/ Christina T. Sydor
                                 --------------------------------
                                  Name: Christina T. Sydor
                                  Title: Secretary


                              SMITH BARNEY TRUST II, on behalf of its
                                series

                                Smith Barney Capital Preservation Fund




                              By: /s/ R. Jay Gerken
                                 --------------------------------
                                  Name: R. Jay Gerken
                                  Title: President

                                                                      EXHIBIT A

                                                    Ambac Assurance Corporation
                                                         One State Street Plaza
                                                       New York, New York 10004
                                                      Telephone:   212-208-3283
                                                      Facsimile:   212-208-3566
                                                        Attn:   General Counsel

                      FINANCIAL GUARANTY INSURANCE POLICY


Policy Number:         [__________]

Insured Amount:        Guarantee Amount due to holders of Class A, Class B and
                       Class L Shares (the "Shareholders") of Smith Barney
                       Capital Preservation Fund (the "Fund"), a series of
                       Smith Barney Trust II (the "Trust")

Insured Obligation:    Guarantee dated as of March 29, 2002 by the Fund in
                       favor of the Shareholders

Beneficiary:           The Trust on behalf of the Fund for the benefit of the
                       Shareholders


Ambac Assurance Corporation ("Ambac"), a Wisconsin stock insurance company, in consideration of the payment of the Premium and subject to the terms of this financial guarantee insurance policy (the "Policy"), hereby agrees unconditionally and irrevocably to pay to the Beneficiary by deposit to the Designated Account, that portion of the Insured Amount which shall become Due for Payment but shall be unpaid by reason of Nonpayment, up to the Maximum Amount.

Ambac will make any such payments which are due under this Policy to the Beneficiary no later than the close of business on the second Business Day following Receipt by Ambac of a valid Notice of Claim. Payments due under this Policy will be satisfied by payment by Ambac to the account specified in the relevant Notice of Claim. Payment to such account shall discharge the obligations of Ambac under this Policy to the extent of such payment. Once payment of the Insured Amount has been made in the manner referred to above, Ambac shall have no further obligation under this Policy.

This Policy is not cancelable by Ambac for any reason, including the failure of Ambac to receive payment of any Premium due in respect of this Policy. This Policy does not insure against any risk other than Nonpayment.

This Policy shall terminate (i) on the fifth Business Day following the Guarantee Maturity Date if Ambac shall not have received a valid Notice of Claim, (ii) upon payment by Ambac of the Insured Amount to the Designated Account if Ambac receives a valid Notice of Claim within five Business Days following the Guarantee Maturity Date, or (iii) on the date the Trust terminates this Policy by notice to Ambac pursuant to the Financial Guarantee Agreement.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Any capitalized terms not defined herein shall have the meaning given to such terms in Appendix A hereto.

This Policy shall be governed by the laws of the state of New York, including all matters of construction, validity and performance (including Section 5-1401 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

The obligations of Ambac under this Policy shall not be accelerated.

In witness whereof, Ambac has caused this Policy to be duly executed on its behalf by a duly authorized officer of Ambac.




--------------------------------
Authorized Officer


Dated: Effective Date:  May 14, 2002

                                                                     APPENDIX A

                                  DEFINITIONS

     "Adviser" means Smith Barney Fund Management LLC, as Adviser to the Fund.

     "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange is closed for business.

     "Class of Shares" means, as applicable, the Class A, Class B and Class L shares of beneficial interest of the Fund designated pursuant to the Trust's Amended and Restated Declaration of Trust dated as of September 28, 2001.

     "Covered Expenses" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement dated as of March 29, 2002 between the Trust and the Adviser as it may be amended from time to time in accordance with the terms thereof. "Covered Expenses" shall not include Investment-Related Costs or extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

     "Designated Account" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

     "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or an Investment-Related Cost, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment. For the avoidance of doubt, payments of expenses that are not Covered Expenses or Investment-Related Costs, specifically including Income Taxes and extraordinary expenses, are treated as Distributions Per Share for purposes of determining the Guarantee per Share, but such payments can not be reinvested and no Shares shall be issued in respect of such payments.

     "Due for Payment" means, in relation to the Insured Obligation, the occurrence of the Guarantee Maturity Date.

     "Financial Guarantee Agreement" means the Financial Guarantee Agreement dated as of March 29, 2002 among the Adviser, the Trust and Ambac as it may be amended from time to time in accordance with the terms thereof.

     "Guarantee Amount" means, as of any date, the sum of (i) the product of
(x) the Guarantee per Share applicable to the Class A Shares as of such date and (y) the number of Class A Shares outstanding as of such date; (ii) the product of (x) the Guarantee per Share applicable to the Class B Shares as of such date and (y) the number of Class B Shares outstanding as of such date; and
(iii) the product of (x) the Guarantee per Share applicable to the Class L Shares as of such date and (y) the number of Class L Shares outstanding as of such date.

     "Guarantee Maturity Date" means the date that is five years after Inception Date, but if that date is not a Business Day, the Guarantee Maturity Date shall be the first Business Day thereafter.

     "Guarantee per Share" means, with respect to any Class of Shares, (i) the NAV for such Class of Shares at the close of business on the Transition Date and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

     "Inception Date" means the date hereof.

     "Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

     "Investment-Related Costs" means interest, taxes (other than Income Taxes), brokerage commissions, transaction fees and other investment-related costs.

     "Maximum Amount" means, as of the Guarantee Maturity Date, the excess of
(a) the Guarantee Amount on the Guarantee Maturity Date, over (b) the sum of
(i) the product of (x) the NAV for the Class A Shares as of the Guarantee Maturity Date and (y) the number of Class A Shares outstanding on such date; plus (ii) the product of (x) the NAV for the Class B Shares as of the Guarantee Maturity Date and (y) the number of Class B Shares outstanding on such date; plus (iii) the product of (x) the NAV for the Class L Shares as of the Guarantee Maturity Date and (y) the number of Class L Shares outstanding on such date.

     "NAV" means, with respect to any Class of Shares of the Fund, (a) on the Transition Date, the net asset value per share of such Class of Shares established by the Fund for such date and (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss, expenses and liabilities (other than those expenses and liabilities relating specifically to a Class of Shares) of the Fund shall be allocated to each Class of Shares of the Fund on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

     "Nonpayment" means the failure of the Fund to pay to the Designated Account an amount such that the amount in clause (b) of the definition of Maximum Amount is at least equal to the Guarantee Amount to which Shareholders are entitled on the Guarantee Maturity Date.

     "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Appendix B to this Policy, duly executed by the Beneficiary.

     "Offering Period" means the period during which the shares of the Fund will be offered for sale to investors as described in the Prospectus relating to each Class of Shares.

     "Prospectus" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time in accordance with the Financial Guarantee Agreement.

     "Premium" means the premium payable in consideration for the issuance of this Policy.

     "Receipt" means actual delivery of an original to Ambac at the office indicated on the first page of this Policy, Attn: General Counsel, on a Business Day. Delivery on a day that is not a Business Day or after 5:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. Delivery by facsimile shall not be complete until orally confirmed at the appropriate telephone number set forth above.

     "Transition Date" means the Business Day after the end of the Offering Period.

                                                                     APPENDIX B

                        NOTICE OF CLAIM AND CERTIFICATE

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Telephone:  212-208-3283
Facsimile:  212-208-3566
Attention:  General Counsel

     The undersigned hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to financial guaranty insurance policy No. [________] dated May 14, 2002 (the "Policy") issued by Ambac in respect of the shares of Smith Barney Trust II, Series Smith Barney Capital Preservation Fund (the "Fund"), that:

(i) The undersigned for the benefit of the holders of Class A, Class B and Class L Shares (the "Shareholders") of the Fund is the Beneficiary of the Policy.

(ii) There has not heretofore been a demand for the Insured Amount under the Policy.

(iii) The Beneficiary, for the benefit of the Shareholders, is making a claim under the Policy for the Insured Amount, in an amount not more than the Maximum Amount.

(iv) The Beneficiary, on behalf of the Shareholders, demands payment of $_________ and directs that payment under the Policy be deposited to the Designated Account by bank wire transfer of federal or other immediately available funds two (2) Business Day after receipt by Ambac of this Notice of Claim in accordance with the terms of the Policy. The account number of the Designated Account is [__________].

     Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the respective meanings provided in the Policy.

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Claim and Certificate this [ ] day of [ ], [ ].


SMITH BARNEY TRUST II, on behalf of its series

Smith Barney Capital Preservation Fund



By:  _____________________________________________________
     Name:
     Title:

cc:   State Street Bank and Trust Company, as Custodian
      225 Franklin Street
      Boston, Massachusetts  02110
      Attn:  Robert F. Dame, Senior Vice President, JPB/3S

                                                                      EXHIBIT B

                             Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004





                                                                 March 29, 2002

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attention:  Robert F. Dame, Senior Vice President, JPB/3S

     Re:  Smith Barney Trust II - Instructions Under the Custodian Contract

Ladies and Gentlemen:

     Pursuant to the terms of the Custodian Contract dated as of September 1, 1997 (as amended, the "Contract"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), the undersigned Trust hereby authorizes and directs the Custodian to follow and act upon any instructions delivered from time to time to the Custodian by Ambac Assurance Corporation ("Ambac") with respect to the assets of the Trust's series designated Smith Barney Capital Preservation Fund (the "Fund") (each, an "Ambac Instruction").

     Each Ambac Instruction shall be deemed to constitute "Proper Instructions" pursuant to Section 5 of the Contract. Further, this letter itself constitutes a "Proper Instruction" pursuant to Section 5 of the Contract and shall be a standing instruction, effective as of the date of this letter and until the Trust and Ambac jointly instruct the Custodian otherwise in writing.

     In the event that the Custodian receives any Ambac Instruction which, in the reasonable belief of the Custodian, conflicts in any way (in whole or in part) with any other outstanding instruction to the Custodian regarding the Fund's assets issued by the Trust, an investment advisor to the Trust or the Fund or any other party (each, an "Other Instruction"), the Custodian shall be entitled to rely upon the Ambac Instruction and further, the Custodian is hereby authorized and directed to disregard the Other Instruction and instead, follow and act upon the Ambac Instruction.

     The Trust hereby confirms to and agrees with the Custodian that, as a condition of any obligation of the Custodian hereunder, the Trust shall at all times do, make, execute and deliver (and shall likewise use its best efforts to cause Ambac to do, make, execute and deliver) all such additional and further acts, instruments and documents as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with these instructions and any Ambac Instruction including, without limitation, the execution and delivery of (a) so-called Authorized Signer Lists regarding each of the Trust's and Ambac's officers duly authorized by the Trust's Board; (b) funds transfer security procedure documentation regarding each of the Trust and Ambac; and (c) remote access services documentation.

     The undersigned Trust hereby acknowledges that, except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by the Custodian's acting in accordance with this letter of instruction and/or any Ambac Instruction, and/or the Custodian's disregarding any Other Instruction. The Trust, on behalf of the Fund, agrees to indemnify the Custodian for any loss, liability, claim or expense incurred by the Custodian, except as may arise from the Custodian's own negligence or willful misconduct, in connection with actions omitted or taken by the Custodian pursuant to each of this letter of instruction and/or any Ambac Instruction.

     Please sign below to evidence your receipt of this letter and to acknowledge that, as Custodian, you will follow, pursuant to the terms of this instruction letter and in accordance with the governing standard of care set forth in the Contract, any Ambac Instruction.


                                   SMITH BARNEY Trust II
                                   On behalf of its series Smith Barney Capital
                                   Preservation Fund




                                   By: /s/ R J Gerken
                                       ----------------------------------------
                                   Name:   Jay Gerken
                                   Title:  President,
                                           Duly Authorized




Acknowledged and Agreed:

STATE STREET BANK AND TRUST COMPANY



By:  /s/ Robert F. Dame
   --------------------------------------------------
     Robert F. Dame, Senior Vice President, Duly Authorized